Exhibit 99.


Liteglow Industries, Inc. Announces O'Reilly Automotive Now Handling Liteglow Products

POMPANO BEACH, Fla.--(BUSINESS WIRE)--May 23, 2002--Michael Krumholz, President of Liteglow Industries, Inc. (OTCBB:LTGL - News), announced today that Liteglow Industries, Inc. was proud to announce that O'Reilly Automotive (NYSE "ORLY"), one of America's largest automotive chains store, is now carrying Liteglow merchandise in approximately 800 stores.

This new agreement becomes another highlight in Liteglow's overall marketing strategy and presence in the automotive industry, as the Company continues to increase its sales and market share throughout the automotive aftermarket. Michael Krumholz, President of Liteglow, added, "We believe Liteglow's revenues will grow rapidly from this relationship."

Liteglow's products can be found throughout the country in many leading automotive and electronic retailers. For more information or an investor information package contact Liteglow Industries Inc. at 800-801-GLOW
(4569), or e-mail at spencer@liteglow.com. Fax number is 954-971-5117. Don't forget to visit our websites at: http://www.liteglow.com

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms "believes," "belief," "expects," "intends," "anticipates" or "plans" to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.

Contact:
           Liteglow Industries, Inc., Pompano Beach
           Spencer Krumholz, 800/801-GLOW (4569)
           spencer@liteglow.com
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